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                                                                    EXHIBIT 10.6

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             FIRST AMENDMENT TO LEASE AGREEMENT, DATED MAY 18, 2004

                                     between

                   PROFESSIONAL OFFICES PARK V, INC., LANDLORD

                                       and

                      ORIENTAL FINANCIAL GROUP INC., TENANT

      This First Amendment to Lease Agreement dated as of July 15th, 2005 between PROFESSIONAL OFFICES PARK V, INC., as Landlord, and ORIENTAL FINANCIAL GROUP Inc., as Tenant.

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into a lease agreement dated May 18, 2004, for premises (the "Premises") located at State Road Number 1, kilometer 15.1, Marginal Road, Monacillos Ward, San Juan, Puerto Rico, which lease as may be further amended or modified is hereafter called the "Lease";

      WHEREAS, Landlord and Tenant have agreed to amend the Lease to add additional space on the fourth (4th) floor of the Building (the "Additional Space") and thus, increase the rentable square feet area of the Premises and in certain other respects;

      NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree that the Lease shall be amended as follows:

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1.    Unless otherwise provided, terms used herein shall have the same meaning assigned thereto under the Lease.

2.    The following terms and conditions apply to the lease of the Additional
      Space:

(a) ADDITIONAL SPACE: The space shown in Exhibit A hereto with an area of 11,924 rentable square feet (using the BOMA System).

(b) Except as otherwise specifically provided herein, all of the terms and conditions applicable to the Premises shall be applicable to the Additional Space.

3.    Section 4. The Premises of the Lease is hereby amended to read as follows:

            "4. THE PREMISES. Tenant shall lease from Landlord the fifth (5th), sixth (6th) floors and half of the rentable area of the fourth (4th) floor of the Building. The fifth (5th) and sixth (6th) floors each with rentable area of 21,706 square feet and approximately half of the fourth (4th) floor with a rentable area of 11,924 square feet for a total rentable area of 55,336 square feet (the "Premises"). The total rentable area of the Premises and the Building and the percentage that the Premises represents of the total rentable area of the Building shall be determined by the Building Architects and verified by Tenant's architects upon the substantial completion of the Building using the American National Standard BOMA ANSI 265.1-1980, as reaffirmed in 1989, published by the Building Owners and Managers Association (the "BOMA System").

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            "4.1 From the date of execution of this First Amendment to Lease
            Agreement to the Commencement Date, Tenant shall have the first right of refusal with respect to leasing the balance of the fourth
            (4th) floor of the Building. Tenant's first right of refusal with respect to leasing the balance of the fourth (4th) floor of the Building with a rentable area of 9,782 square feet shall be governed by the provisions of Section 4.2 of the May 18th, 2004 lease agreement."

4. Sub-section 19.1 of Section 19 Tenant's Improvement Allowance of the Lease is hereby amended to read as follows:

                  "19.1 Tenant's Improvement Allowance. Notwithstanding anything herein to the contrary, Landlord shall reimburse Tenant in cash the first $469,404 spent by Tenant in Tenant's Improvements. Such reimbursement shall be made by Landlord to Tenant within thirty (30) days after Tenant's Architect certifies to Landlord that Tenant's Improvements to the Premises have been completed in accordance with the plans and specifications therefore. The Tenant's Improvement Allowance will increase by $95,526 before landlord makes improvement to floor to permit multiple tenants, if Tenant leases the balance of the fourth (4th) floor of the Building pursuant to the provisions of
            Section 4.1 hereinabove."

5. Sub-section 22.1 of Section 22 Parkings of the Lease is hereby amended to read as follows:

            "22. Parking.

            22.1 Tenant shall be entitled to the exclusive use of 190 reserved covered parking spaces at no additional cost to

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            Tenant. The locations of those covered parking spaces are indicated
            in Exhibit E."

6. Other than as set forth herein, all of the terms and conditions of the Lease shall remain unamended and in full force and effect and are hereby ratified and confirmed in all respects. The parties hereby agree that this Lease Amendment represents the entire agreement between the parties with respect to the matters herein contained and may not be changed, modified, or altered except by a written agreement signed by the parties thereto. This Amendment and the Lease shall be read and construed together as one instrument. Except for those which are set forth in this Lease Amendment, no representations, warranties, or agreements have been made by Landlord or Tenant to one another with respect to this Lease Amendment.

7. Landlord and Tenant warrant and represent that their undersigned representatives have all due power and authority to execute this Lease Amendment on behalf of Landlord and Tenant respectively and that all necessary action has been taken to ensure the validity and enforceability of the terms and provisions of this Lease Amendment.

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      IN WITNESS WHEREFORE, the parties have caused this Amendment to be executed this 15th day of July, 2005.

                             PROFESSIONAL OFFICES PARK V, INC.
                                         Landlord

                             By: /s/ Enrique Vila Del Corral
                                 ---------------------------------------
                                 Enrique Vila Del Corral, CPA President

                                 ORIENTAL FINANCIAL GROUP INC.
                                      Tenant

                             By: /s/ Jose Rafael Fernandez
                                 ---------------------------------------
                                 Jose Rafael Fernandez
                                 President & CEO

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                                                                       EXHIBIT A

                               [OFFICE FLOOR PLAN]